UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2011

Gladstone Capital Corporation (Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00237 (Commission File Number)	54-2040781 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant's telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 17, 2011, Gladstone Capital Corporation (the "Company") held its 2011 Annual Meeting of Stockholders (the "Annual Meeting"). There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 21,039,242 shares of the Company's Common Stock. The following matters were submitted at the Annual Meeting to the stockholders for consideration:

1.	To elect three directors to hold office for three years, or until their successors are elected and qualified;

2.	To approve a proposal to authorize the Company to issue and sell shares of the Company's common stock at a price below its then current net asset value per share subject to certain limitations;

3.
To ratify the selection by the Audit Committee of the Company's Board of Directors of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2011.

The voting results, as tabulated by and received from the inspector of election for the Annual Meeting, relating to the matters voted on at the Annual Meeting indicate that: Michela English, Anthony Parker and George Stelljes III were elected to serve as directors until the 2014 Annual Meeting of Stockholders, or until their successors are elected and qualified; and proposals 2 and 3 were approved by the Company's stockholders. The full voting results are as follows:

1. Election of director to hold office until the 2014 Annual Meeting:
	For	Against	Abstain	Broker Non-Vote
Michela English	13,105,008	489,174	183,349	5,542,786
Anthony Parker	13,130,628	466,304	180,599	5,542,786
George Stelljes III	12,896,486	702,199	178,846	5,542,786

Continuing directors whose terms did not expire at the Annual Meeting were as follows: Gerard Mead, Terry Lee Brubaker, Jack Reilly and David A. R. Dullum, are currently serving until the 2012 Annual Meeting of Stockholders; and Paul W. Adelgren, John H. Outland and David Gladstone are currently serving until the 2013 Annual Meeting of Stockholders.

2. Ratification of proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of the Company's common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations (including that the cumulative number of shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale):

For	Against	Abstain	Broker Non-Vote
11,983,996	1,552,146	241,389	5,542,786

As required by the Investment Company Act of 1940, as amended, this proposal was also approved by a majority of the Company’s non-affiliated stockholders.

3. Ratification of the selection by the Audit Committee of the Company's Board of Directors of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2011:

For	Against	Abstain
18,890,678	261,072	168,567

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)
February 23, 2011	By: /s/ David Watson (David Watson, Chief Financial Officer)